EXHIBIT 21

Subsidiaries of the Registrant

1)	Halifax Realty, Inc.
5250 Cherokee Avenue
Alexandria, Virginia 22312
2)	Halifax Engineering, Inc.,
5250 Cherokee Avenue
Alexandria, Virginia 22312